UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 3 to Uncommitted Credit Agreement

On October 31, 2014 (the “Effective Date”), Texadian Energy, Inc., a Delaware corporation (“Texadian”), and Texadian Energy Canada Limited, an Alberta corporation (“Texadian Canada” and together with Texadian, the “Borrowers”), each a wholly-owned subsidiary of Par Petroleum Corporation, a Delaware corporation, entered into Amendment No. 3 to Uncommitted Credit Agreement (the “Amendment”) to that certain Uncommitted Credit Agreement (as amended from time to time, the “Credit Agreement”) with BNP Paribas, a bank organized under the laws of France, as administrative agent (in such capacity, the “Agent”) for the lenders and the issuing banks party thereto from time to time, and as lender and issuing bank (in such capacities, the “Lender”). Pursuant to the Amendment, the Agent and the Lender agreed to increase the principal amount of the credit facility available pursuant to the Credit Agreement from $50,000,000 to $85,000,000 until December 30, 2014, after which the principal amount of the credit facility shall be reduced to $50,000,000. In addition, the Amendment extends the termination date of the Credit Agreement from November 11, 2014 to May 11, 2015 and modifies the Credit Agreement to increase the amounts required to be maintained by the Borrowers under the minimum net working capital and minimum tangible net worth covenants.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Amendment is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 3 to Uncommitted Credit Agreement dated as of October 31, 2014, by and among the Borrowers, the Agent and the Lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: October 31, 2014	/s/ Brice Tarzwell
Brice Tarzwell
Senior Vice President, Chief Legal Officer and Secretary

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